UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 16, 2022

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06.	Material Impairments.

On September 16, 2022, ON Semiconductor Corporation (the “Company”) approved an exit plan to wind down one of its divisions within the Advanced Solutions Group segment, which will further enable the Company to direct its investments to areas of its strategic focus, which include intelligent power and intelligent sensing, streamline its operations and improve costs. The division (subject to the exit plan) had revenues representing less than 3% of the Company’s consolidated revenue for 2021 and is generally associated with the Company’s legacy Quantenna business.

This exit plan constitutes a change in circumstances (a “triggering event”) that would more-likely-than-not reduce the fair value of the reporting unit below its carrying value. The division, which is also a reporting unit for purposes of evaluating the recoverability of goodwill, had an assigned goodwill balance of approximately $215 million and an unamortized intangible assets balance of approximately $58 million as of the exit plan approval date. In connection with this exit plan, the Company anticipates that substantially all of such amounts related to goodwill and the intangible assets will be impaired. The Company had previously disclosed and recorded (in its Quarterly Report on Form 10-Q) a goodwill impairment charge relating to this reporting unit of $115.0 million, during the second quarter ended July 1, 2022.

In connection with this exit plan, the Company is evaluating the impact of the associated exit costs, including employee severance and related benefit expenses, and other contract termination costs, which collectively are not expected to be significant.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the objectives, nature, execution, and timing of the Company’s exit plan and estimates and projections of expected benefits, savings, costs, expenses, charges and cash expenditures relating to the exit plan. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, risks and uncertainties that could affect the forward-looking statements set forth in this Current Report on Form 8-K include: the Company’s ability to implement the exit plan as currently contemplated; the risk that certain benefits, savings and objectives of the exit plan may not be realized; the risk that certain costs, expenses, charges and cash expenditures of the exit plan may be higher than expected; changes in the Company’s business requirements and changes in market and economic conditions, including due to fluctuations in demand for semiconductors, inflation, changes in interest rates, and the severity and duration of any COVID-related business disruptions; and certain other factors generally affecting the business, operations, and financial condition of the Company, including the information (and risk factors) contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Reports on Form 10-Q, and the Company’s other reports and filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: September 19, 2022	By:	/s/ THAD TRENT
Thad Trent Executive Vice President, Chief Financial Officer and Treasurer